UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022

RVL Pharmaceuticals plc

(Exact name of registrant as specified in its charter)

Ireland	001-38709	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Crossing Boulevard Bridgewater, NJ	08807
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code): (908) 809-1300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	RVLP	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.

On March 29, 2022, RVL Pharmaceuticals, Inc. (“RVL”), a wholly owned subsidiary of RVL Pharmaceuticals plc, entered into the First Amendment to License Agreement (the “Amendment”) with Santen Pharmaceutical Co. Ltd. (“Licensee”), amending the License Agreement, dated July 28, 2020, by and between RVL and Licensee (the “License Agreement”). Pursuant to the License Agreement, RVL granted Licensee exclusive development, registration, and commercialization rights to Upneeq for the treatment and alleviation of ptosis, or droopy or low-lying eyelids, in Japan, China, and other Asian countries, as well as certain EMEA countries (collectively, the “Territory”).

Under the terms of the Amendment, effective March 31, 2022, RVL is entitled to receive an upfront cash payment of $15.5 million and the remaining developmental and regulatory cash milestone payments were removed. Pursuant to the terms of the Amendment, new developmental and regulatory cash milestone payments with an aggregate value of up to $1.0 million will be payable to RVL. In addition, the Territory was expanded to include additional EMEA countries and Canada, and during the first five years following the effective date of the Amendment, Licensee was granted an option to expand the Territory to include Russia, subject to additional upfront and milestone payments of $2.0 million and $1.0 million, respectively. Further, under the terms of the Amendment, if RVL desires to enter into an agreement to license certain rights related to the License Agreement to a third party in Russia, then Licensee will have a right to exercise an option to expand the Territory to include Russia or to match the terms of the agreement with the third party.

The foregoing description of the Amendment does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment to License Agreement, effective as of March 31, 2022, by and between RVL Pharmaceuticals, Inc. and Santen Pharmaceutical Co. Ltd.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RVL PHARMACEUTICALS PLC

Dated: April 4, 2022	By:	/s/ Brian Markison
Brian Markison Chief Executive Officer